Exhibit 23.3

Runge, Inc. dba

RungePincockMinarco

6251 Greenwood Plaza Blvd.

Suite 275

Greenwood Village, Colorado 80111

CONSENT OF RUNGEPINCOCKMINARCO

We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Golden Minerals Company (the “Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, in the Company’s Registration Statements on Form S-3 (Nos. 333-167026, 333-172363, 333-177117, 333-179993, 333-189693, 333-199026 and 333-200555) and Form S-8 (Nos. 333-159096, 333-165933, 333-170891, 333-176671, 333-176915, 333-190542 and 333-200557), and any amendment, prospectuses or supplements thereto, and in any amendment to any of the foregoing.

Dated: February 23, 2016

/s/ Tim J. Swendseid
Signature of Qualified Person

Tim J. Swendseid, P.E., MBA, CFA
Print name of Qualified Person

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